UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2017

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2017, the Board of Directors of Charles River Laboratories International, Inc. (the "Registrant") increased the size of the Board from nine to ten. Following the increase in the size of the Board, the Board filled the vacancy and appointed Dr. Martin Mackay to the Board, effective immediately.

Dr. Mackay has been appointed to the Registrant's existing Corporate Governance and Nominating Committee and its Science and Technology Committee. There are no arrangements or understandings between Dr. Mackay and any other person pursuant to which he was selected as a director, and there are no transactions in which either Dr. Mackay has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Mackay will participate in the non-employee director compensation arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements as currently in effect, new directors will receive, among other things, a restricted stock award having a target value of approximately $215,000 on the first day of the month following their initial election or appointment to the Board.

Dr. Mackay has more than 30 years of experience in drug discovery and development on a global scale. He was most recently Executive Vice President, Head of Research and Development at Alexion. Prior to joining Alexion, Dr. Mackay served as President, Research and Development at AstraZeneca, where he led all research and development (R&D) functions worldwide, including discovery research, clinical development, regulatory affairs, and key related R&D functions. Prior to AstraZeneca, he held various positions of increasing responsibility at Pfizer Inc., including Senior Vice President of Worldwide Development, where he was a member of the Executive Leadership Team and led a global organization tasked with advancing a portfolio of investigational medicines across a range of disease areas, and President, Head of Pfizer Pharmatherapeutics, R&D, where he oversaw all aspects of small molecule discovery and development across multiple therapeutic areas. Dr. Mackay also worked at Ciba-Geigy (now Novartis) in the United Kingdom and Switzerland, and held positions within academia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

July 6, 2017	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel